SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.      )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material under Rule 14a-12

ASTRONICS CORPORATION
(Name of Registrant as specified in its charter)

Payment of filing fee (check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

DIRECTIONS TO ASTRONICS CORPORATION
ASTRONICS CORPORATION 130 COMMERCE WAY, EAST AURORA, NEW YORK 14052
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS MAY 5, 2011
PROPOSAL 1 ELECTION OF DIRECTORS-BOARD INDEPENDENCE
CORPORATE GOVERNANCE AND BOARD MATTERS
REPORT OF AUDIT COMMITTEE
EXECUTIVE COMPENSATION
ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN TABLE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
PROPOSAL 2 APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3 ADOPTION OF THE ASTRONICS CORPORATION 2011 EMPLOYEE STOCK OPTION PLAN
PROPOSAL 4
PROPOSAL 5
PROPOSAL 6
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS AND DIRECTOR INDEPENDENCE
PROPOSALS OF SHAREHOLDERS FOR 2012 ANNUAL MEETING
OTHER BUSINESS
APPENDIX A ASTRONICS CORPORATION 2011 EMPLOYEE STOCK OPTION PLAN

ASTRONICS CORPORATION
130 Commerce Way, East Aurora, New York 14052

Dear Fellow Shareholders:

It is my pleasure to invite you to attend the 2011 Annual Meeting of Shareholders to be held at Astronics Corporation, 130 Commerce Way, East Aurora, New York, at 10:00 a.m. on Thursday, May 5, 2011. The doors will open at 9:30 a.m. Please arrive early and join us for a tour of our facility. Directions are on the inside cover.

Your vote is important. To be sure your shares are voted at the meeting, even if you are unable to attend in person, please sign and return the enclosed proxy card(s) as promptly as possible. This will not prevent you from voting your shares in person if you do attend.

This year the Annual Meeting of Shareholders will be held to consider and take action with regard to:

•	the election of six directors,

•	the approval of the selection of the Company’s auditors,

•	a vote to adopt the 2011 Employee Stock Option Plan,

•	a non-binding shareholder advisory vote regarding executive compensation

•	a non-binding shareholder vote regarding the future frequency of the advisory vote on executive compensation and

•	a Shareholders’ proposal recommending the Board take action to convert Class B Shares to Common Shares.

Complete details are included in the accompanying proxy statement.

I look forward to meeting with you and hearing your views on the progress of Astronics.

Kevin T. Keane
Chairman of the Board

East Aurora, New York
March 24, 2011

DIRECTIONS TO ASTRONICS CORPORATION
130 COMMERCE WAY, EAST AURORA, NY 14052:

From I-90 (NYS Thruway), take exit 54 “Route 400 South.”

Take Route 400 South for about 11 miles to the “Route 20A/East Aurora” exit.

Turn right at the end of the exit ramp onto Route 20A.  Continue on 20A (also known as Main Street in East Aurora) through the village of East Aurora. After approximately 1.5 miles you will continue through a traffic circle (stay on Route 20A).

Continue on 20A for about .75 miles. Turn left onto Commerce Way (US Post Office is on corner). Astronics is at the end of Commerce Way.

Astronics Corporation telephone number:  716-805-1599.

ASTRONICS CORPORATION
130 COMMERCE WAY, EAST AURORA, NEW YORK 14052

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DEAR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Astronics Corporation will be held at Astronics Corporate Headquarters, 130 Commerce Way, East Aurora, New York, on Thursday, May 5, 2011 at 10:00 a.m., to consider and take action on the following:

1.	To elect the Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year;

3.	To take action and vote upon the adoption of the Astronics Corporation 2011 Employee Stock Option Plan;

4.	To conduct a non-binding shareholder advisory vote on the compensation of our named executive officers;

5.	To conduct a non-binding shareholder advisory vote on the frequency of our shareholder vote with respect to the compensation of our named executive officers;

6.	To consider and vote upon a shareholder proposal recommending the Board of Directors take action to convert all Class B shares (currently 10 votes per share) to Common shares (currently one vote per share); and

7.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 16, 2011 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting.

It is important that your shares be represented at the Annual Meeting whether or not you plan to attend. Accordingly, we request that you vote at your earliest convenience. Such shareholders are requested to complete, date, sign and return the enclosed proxy card(s) in the return envelope enclosed. Further instructions are contained in the enclosed proxy card.

By Order of the Board of Directors

DAVID C. BURNEY, Secretary

East Aurora, New York
Dated: March 24, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD May 5, 2011:

The enclosed proxy statement and 2010 Annual Report to Shareholders are available at http://proxy.astronics.com.

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
MAY 5, 2011

This Proxy Statement and the enclosed form of proxy are furnished to the Shareholders of Astronics Corporation, a New York corporation (“Astronics” or the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Thursday, May 5, 2011 at 10:00 a.m., and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. In addition to solicitation by mail, to the extent necessary to ensure sufficient representation at the Annual Meeting, solicitations may be made by personal interview, telecommunication by officers and other regular employees of the Company. The cost of this proxy solicitation will be borne by the Company. It is contemplated that this Proxy Statement and the related form of proxy will be first sent to shareholders on or about March 25, 2011.

If the enclosed proxy is properly executed and returned, and the Shareholder specifies a choice on the proxy, the shares represented thereby will be voted (or withheld from voting) in accordance with the instructions contained therein. If the proxy is executed and returned but no specification is made, the proxy will be voted (i) FOR the election of each of the nominees for director listed below, (ii) FOR the proposal to ratify the appointment of independent auditors, (iii) FOR the adoption of the Astronics Corporation 2011 Employee Stock Option Plan, (iv) FOR the approval of the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related disclosure as contained elsewhere in this proxy statement, (v) FOR a shareholder advisory vote on such executive compensation to be held every THREE years and (vi) AGAINST the shareholder proposal described herein. The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this proxy statement. If any other matters are presented at the Annual Meeting, the proxy holders will vote the proxies in accordance with their judgment.

A shareholder may revoke any proxy given pursuant to this solicitation at any time prior to its use, by the Shareholder voting in person at the meeting, by submitting a proxy bearing a date subsequent to the date on the proxy to be revoked or by written notice to the Secretary of the Company. A notice of revocation need not be on any specific form.

Record Date and Voting Securities

The Board of Directors has fixed the close of business on March 16, 2011 as the record date for determining the holders of Common Stock and Class B Stock entitled to notice of and to vote at the meeting. On March 16, 2011, Astronics Corporation had outstanding and entitled to vote at the meeting a total of 8,867,683 shares of Common Stock and 2,124,970 shares of Class B Stock. Each outstanding share of Common Stock is entitled to one vote and each outstanding share of Class B Stock is entitled to ten votes on all matters to be brought before the meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock and Class B Stock entitled to vote at the Annual Meeting will constitute a quorum. Each nominee for election as a director requires a plurality of the votes cast in order to be elected. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. Votes cast FOR the nominees will count as “yes votes;” and WITHHOLD votes will be excluded entirely from the vote and will have no effect. A majority of the votes cast is required to approve the selection of the Company’s auditors, the adoption of Astronics Corporation 2011 Employee Stock Option Plan, the approval of a non-binding, advisory resolution regarding executive compensation and the approval of the shareholder proposal recommending the Board of Directors take action to convert the shares of Class B Stock into shares of Common Stock. Votes may be cast FOR, AGAINST or ABSTAIN on the approval of these proposals. The approval of a non-binding, advisory resolution regarding the frequency of future, non-binding advisory votes on executive compensation requires that a majority of the shares voting on such proposal vote for one of the three choices of frequency — one year, two years or three years. Votes may be cast ONE YEAR, TWO YEARS, THREE YEARS or ABSTAIN. Only “votes cast” by the shareholders entitled to vote are determinative of the outcome of the matters subject to shareholder vote. Votes withheld, abstentions and broker non-votes will be counted in determining the existence of a quorum, but will not be counted towards such nominee’s or any other nominee’s achievement of plurality or in determining the votes cast on any other proposal.

PROPOSAL 1

ELECTION OF DIRECTORS-BOARD INDEPENDENCE

The Shareholders are being asked to elect six directors to the Company’s Board of Directors to hold office until the election and qualification of their successors at the next annual meeting. The six directors who are so elected will be all of the directors of the Company. Unless the proxy directs otherwise, the persons named in the enclosed form of proxy will vote for the election of the six nominees named below. With the exception of Mr. Gundermann, each of the nominees is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. If any of the nominees should be unable to serve as a director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. It is not anticipated that any of the nominees will be unable to serve.

The following information is provided concerning the nominees for director:

			First Elected or
Name of Nominee	Age	Positions and Offices With Astronics	Appointed Director

Raymond W. Boushie	71	Director; Compensation, Audit and Nominating/Governance Committees of the Board of Directors	2005
Robert T. Brady	70	Director; Audit and Nominating/Governance Committees of the Board of Directors	1990
John B. Drenning	73	Director; Compensation and Nominating/Governance Committees of the Board of Directors	1970
Robert J. McKenna	62	Director; Compensation, Audit and Nominating/Governance Committees of the Board of Directors	1996
Kevin T. Keane	78	Chairman of the Board and Director of the Company; Compensation Committee of Board of Directors	1970
Peter J. Gundermann	48	Director, President and Chief Executive Officer of the Company	2001

Raymond W. Boushie retired in 2005 as President and CEO of Crane Co.’s Aerospace & Electronics segment, a position he held since 1999. Previously he was President of Crane’s Hydro-Aire operation. Mr. Boushie has a B.A. from Colgate University, and has completed graduate work at the University of Michigan and the Wharton School of Finance at the University of Pennsylvania. Mr. Boushie has over 40 years of Aerospace industry experience.

Robert T. Brady has been Chief Executive Officer of Moog Inc., a publicly traded company that is a designer and manufacturer of high performance, precision motion and fluid controls and control systems for use in aerospace, defense, industrial and medical markets since 1988. In 1996, he was elected Chairman of the Board of Moog Inc. Prior to joining Moog in 1966, Mr. Brady served as an officer in the U.S. Navy. Mr. Brady received his B.S. in Mechanical Engineering from the Massachusetts Institute of Technology and his M.B.A. from Harvard Business School.

John B. Drenning is a partner in the Buffalo, New York law firm of Hodgson Russ LLP and has been in the private practice of law since 1964. Mr. Drenning received his law degree from Cornell University.

Robert J. McKenna was President and Chief Executive Officer of Wenger Corporation, a manufacturer of facility products for performing arts and education markets from 2001 through his retirement in 2005. From 1994 to 2001, Mr. McKenna was Chairman of the Board, President and Chief Executive Officer of Acme Electric Corporation, a manufacturer of power conversion systems for electronic and electrical systems. Mr. McKenna received a B.S. in Business Management from Western Kentucky University.

Kevin T. Keane has been Chairman of the Company since 1974. Mr. Keane was previously the President and Chief Executive Officer of the Company. Mr. Keane began his career with the Company as Executive Vice President in 1970 and remains active in his role as Chairman of the Board of the Company. He holds an A.B. in Economics and an M.B.A. from Harvard University.

Peter J. Gundermann has been a director of Astronics since 2001 and has held the position of President and Chief Executive Officer of the Company since 2003. Mr. Gundermann has served as the President of Astronics Aerospace and Defense subsidiaries since 1991 and has been with the Company since 1988. He holds a B.A. in Applied Mathematics and Economics from Brown University and earned an M.B.A. from Duke University.

Other Directorships

Current directors and/or director nominees of the Company are presently serving, or have served during the preceding five years, on the following boards of directors of other publicly traded companies:

Name of Director	Company

Raymond W. Boushie	Moog Inc.
Robert T. Brady	Moog Inc.; M&T Bank Corporation; Seneca Foods Corporation; National Fuel Gas Company
Peter J. Gundermann	Moog Inc.
Kevin T. Keane	MOD-PAC Corp.
Robert J. McKenna	MOD-PAC Corp.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board of Directors Independence

The Board of Directors has determined that each of its current directors, except for Mr. Gundermann, is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect.

Board of Directors Meetings and Standing Committees

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time as appropriate. All Directors are expected to attend each meeting of the Board of Directors and the committees on which he serves, and are also invited, but not required, to attend the Annual Meeting. The Board of Directors has three standing committees: an Audit Committee, Compensation Committee, and Nominating/Governance Committee. During the year ended December 31, 2010, the Board of Directors held four meetings. Each director attended at least 75% of the meetings of the Board of Directors.

The Audit Committee consists of Messrs. Brady (Chair), Boushie, and McKenna, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Board of Directors has determined that Messrs. Brady, Boushie and McKenna are each an “audit committee financial expert” as defined under federal securities laws. Information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year is set forth in the “Report of the Audit Committee” included in this proxy statement. The Audit Committee held three meetings in 2010. The Audit Committee is governed by a written charter approved by the Board of Directors that is posted on the Investor Relations section of the Company’s website at www.astronics.com.

The Compensation Committee currently consists of Messrs. Drenning (Chair), Boushie, Keane and McKenna, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Compensation Committee is responsible for reviewing and approving compensation levels for the Company’s executive officers and reviewing and making recommendations to the Board of Directors with respect to other matters relating to the compensation practices of the Company. In appropriate circumstances, the Compensation Committee considers the recommendations of Peter J. Gundermann, the Company’s Chief Executive Officer, with respect to reviewing and approving compensation levels for other executive officers. The Compensation Committee does not use outside compensation consultants on a regular basis. It does utilize market compensation data that is reflective of the markets in which the Company competes for employees. The Compensation Committee held two meetings in 2010. The Compensation Committee is not governed by a written charter.

The Nominating/Governance Committee consists of Messrs. McKenna (Chair), Boushie, Brady and Drenning, each of whom is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards as currently in effect. The Nominating/Governance Committee is responsible for evaluating and selecting candidates for the Board of Directors and addressing corporate governance matters on behalf of the Board of Directors. In performing its duties to recommend nominees for the Board of Directors, the Nominating/Governance Committee seeks director candidates with the following qualifications, at minimum: high character and integrity; substantial life or work experience that is of particular relevance to the Company; sufficient time available to devote to his or her duties; and ability and willingness to represent the interests of all shareholders rather than any special interest group. The Nominating/Governance Committee may use third-party search firms to identify Board of Director candidates. It also relies upon recommendations from a wide variety of its contacts, including current executive officers, directors, community leaders and shareholders, as a source for potential candidates. Shareholders wishing to submit or nominate candidates for election to the Board of Directors must supply information in writing regarding the candidate to the Nominating/Governance Committee at the Company’s executive offices in East Aurora, New York. This information should include the candidate’s name, biographical data and qualifications. Generally, the Nominating/Governance Committee will conduct a process of making a preliminary assessment of each proposed nominee based upon biographical data and qualifications. This information is evaluated against the criteria described above and the specific needs of the Company at the time. Additional information regarding proposed nominees may be requested. On the basis of the information gathered in this process, the Nominating/Governance Committee determines which nominee to recommend to the Board of Directors. The Nominating/Governance Committee uses the same process for evaluating all nominees, regardless of the source of the recommendation. The Nominating/Governance Committee held one meeting in 2010. The Nominating/Governance Committee is not governed by a written charter but acts pursuant to a resolution adopted by the Board of Directors addressing the nomination process as required by federal securities laws and NASDAQ Stock Market, LLC regulations.

Executive Sessions of the Board

Non-management directors meet regularly in executive sessions. “Non-management” directors are all those directors who are not Company employees and includes directors, if any, who are not independent as determined by the Board of Directors. The Company’s non-management directors consist of all of its current directors, except Mr. Gundermann. An executive session of the Company’s non-management directors is generally held in conjunction with each regularly scheduled Board of Directors meeting. Additional executive sessions may be called at the request of the Board of Directors or the non-management directors.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to its Chief Executive Officer, Chief Financial Officer as well as all other directors, officers and employees of the Company. This Code of Business Conduct and Ethics is posted on the Investor Information section of the Company’s website at www.astronics.com. The Company will disclose any amendment to this Code of Business Conduct and Ethics or waiver of a provision of this Code of Business Conduct and Ethics, including the name of any person to whom the waiver was granted, on its website.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of the Company’s Compensation Committee or any of its executive officers and any member of any other company’s board of directors or compensation committee (or equivalent), nor has any such relationship existed in the past. No member of the Compensation Committee was, during fiscal 2010, an officer or employee of the Company or any of its subsidiaries. Mr. Keane served as the Company’s President and Chief Executive Officer until his retirement in 2003.

Compensation of Directors

The following table sets forth the cash compensation as well as certain other compensation paid to the Company’s directors during the year ended December 31, 2010:

	Fees Earned or	Option
Name	Paid in Cash	Awards(3)	Total

Raymond W. Boushie(1)	$20,000	$20,950	$40,950
Robert T. Brady(1)	$20,000	$20,950	$40,950
John B. Drenning(1)	$20,000	$20,950	$40,950
Peter J. Gundermann(2)	—	—	—
Kevin T. Keane(1)	$30,000	$20,950	$50,950
Robert J. McKenna(1)	$20,000	$20,950	$40,950

(1)	In 2010, each of Messrs. Boushie, Brady, Drenning, Keane and McKenna was awarded options under the 2005 Director Stock Option Plan to purchase 5,000 shares of Common Stock at an exercise price of $8.83 per share. These options vested in full on September 2, 2010 and terminate on March 2, 2020. At December 31, 2010, Messrs. Boushie, Brady, Drenning, Keane and McKenna had options to purchase 16,500, 44,410, 44,410, 139,148 and 35,440 shares of Astronics Common Stock and 1,875, 10,406, 10,406, 32,537 and 8,163 shares of Astronics Class B Stock, respectively. The exercise price is 100% of the fair market value on date of grant.

(2)	Peter J. Gundermann receives no separate compensation as a director of the Company.

(3)	All options issued to directors were issued pursuant to the Company’s 2005 Director Stock Option Plan. Options issued under this plan have an exercise price no less than the fair market value of the Common Stock on the date of grant. These options vest six months after date of grant, and generally expire ten years after the date of grant. The total fair value of the award is determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements. The amounts do not reflect the actual amounts that may be realized by the director. A discussion of the assumptions used in calculating these values is in Note 3 to the audited financial statements in Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2010.

Directors’ and Officers’ Indemnification Insurance

On March 1, 2011, the Company renewed Directors’ and Officers’ Liability Insurance policies written by the Chubb Group and The Travelers for a sixteen month term expiring July 1, 2012. The sixteen month premium is $202,743. The policies have limits of $15 million in the aggregate and provide indemnification benefits and the payment of expenses in actions instituted against any director or officer of the Company for claimed liability arising out of their conduct in such capacities.

The Company also has entered into indemnification agreements with its officers and directors. The indemnification agreements provide that the officer or director will be indemnified for expenses, investigative costs and judgments arising from certain threatened, pending or completed legal proceedings.

Contacting the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, shareholders may communicate with the Board of Directors by writing to: Board of Directors, Astronics Corporation, 130 Commerce Way, East Aurora, New York, 14052. Shareholders who would like their submission directed to a particular director may so specify and the communication will be forwarded, as appropriate.

Board Composition and Diversity

The Board of Directors seeks to ensure that it is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board of Directors to satisfy its oversight responsibilities effectively. A slate of Directors to be nominated for election at the annual shareholders’ meeting each year is approved by the Board of Directors. In identifying candidates for Director, the Board of Directors takes into account (1) the comments and recommendations of board members regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new board members, (2) the requisite expertise and sufficiently diverse backgrounds of the Board of Directors’ overall membership composition, (3) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors and (4) all other factors it considers appropriate. Although the Company has no policy regarding diversity, the Board of Directors believe that diversity is an important component of a board of directors, including such factors as background, skills, experience and expertise.

When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focused primarily on the information discussed in each of the Directors’ individual biographies set forth elsewhere in this proxy statement. In particular, with regard to Mr. McKenna, the Board of Directors considered his strong background in the manufacturing sector, believing that his experience is invaluable in evaluating performance management and other aspects of the Company. With regard to Messrs. Boushie and Brady, the Board of Directors considered their significant experience, expertise and background with regard to the aerospace industry. The Board of Directors also considered the broad perspective brought by Mr. Drenning’s experience as an attorney representing companies in many diverse industries. The Board of Directors also considered the many years of experience with the Company represented by Messrs. Keane and Gundermann, the Company’s Chairman of the Board and Chief Executive Officer, respectively — over thirty five years in the case of Mr. Keane, and over twenty years in the case of Mr. Gundermann.

Board Leadership Structure

The roles of the Company’s Chairman of the Board and as Chief Executive Officer have been served by separate individuals since 2003. The Company believes this leadership structure supports its current belief that it is the Chief Executive Officer’s responsibility to manage the Company and the Chairman’s responsibility to manage the Board.

The Company believes its Chief Executive Officer and Chairman of the Board have an excellent working relationship that has allowed Mr. Gundermann to focus on the challenges that the Company is facing in the current business environment. By separating the roles of the Chairman of the Board and Chief Executive Officer positions, the Company ensures there is no duplication of effort between them. This provides strong leadership for the Company’s Board of Directors, while also positioning the Chief Executive Officer as the leader of the Company in the eyes of its customers, employees and other stakeholders.

Risk Oversight

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of the Company’s risk management is not only understanding the risks it faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls over financial reporting as well as compliance risk. In addition, in setting compensation, the Compensation Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

REPORT OF AUDIT COMMITTEE

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management and the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee is comprised of the Directors named below, each of whom is independent as defined under Section 10A(m)(3) of the Exchange Act and under the NASDAQ Stock Market, LLC listing standards currently in effect. In addition, pursuant to the requirements of Section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors has determined that each of Messrs. Boushie, Brady and McKenna qualify as an “audit committee financial expert.”

The Audit Committee operates under a written charter which includes provisions requiring Audit Committee advance approval of all audit and non-audit services to be provided by independent public accountants.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee also discussed with the Company’s independent auditors the overall scope and plans for their audit, and met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2010 with management. The Audit Committee has also discussed with Ernst & Young LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance”.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Accounting Oversight Board regarding the independent public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm that firm’s independence.

Based on the review and the discussions noted above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

February 24, 2011

Robert T. Brady, Chairman
Raymond W. Boushie
Robert J. McKenna

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s compensation philosophy and program objectives are directed by two primary guiding principles. First, the program is intended to provide levels of compensation sufficient to attract, motivate and retain talented executives. Second, the program is intended to create an alignment of interests between the Company’s executives and shareholders such that a portion of each executive’s compensation is directly linked to maximizing shareholder value.

The Company’s goals are to outperform its industry, in terms of growth, financial performance, and innovation. In support of these goals, the executive compensation program is designed to energize its executive officers to outperform its industry and to reward performance that is directly relevant to the Company’s short-term and long-term success. As such, the Company provides both short-term and long-term incentives. The Committee has structured the executive compensation program with three primary underlying components: base salary, annual cash bonus incentives, and long-term incentives. The Company’s compensation objective is to (i) compensate its executive officers at a base level that is competitive with salaries near the average salaries paid by companies of similar size and nature; (ii) provide the opportunity for its executive officers to earn additional compensation in the form of annual bonuses if individual and business performance goals are met; and (iii) design long-term incentive plans to focus executive efforts on the long-term goals of the Company and to maximize total return to the Company’s shareholders, while taking into account the Company’s relative performance and strategic goals.

Base Salary

The Compensation Committee utilizes its expertise and knowledge of the markets in which the Company competes for employees in determining compensation policy. In addition, the Committee may consult broad-based compensation data to discern what companies of similar size and industry are providing. The Compensation Committee approves the salaries paid to the Company’s executive officers and as part of its responsibilities reviews these salaries annually. Individual salary changes are based on a combination of factors such as the performance of the executive, salary level relative to the competitive market, level of responsibility, growth of Company operations and experience of the executive. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer.

Cash Bonus

The Compensation Committee has the authority to award discretionary bonuses to the Company’s executive officers. The incentive bonuses are intended to compensate officers for achieving financial, strategic and operational goals typically for a fiscal year.

The discretionary bonuses are paid in cash in an amount reviewed and approved by the Compensation Committee and ordinarily paid in the first quarter following the completion of a given fiscal year. At the discretion of the Chief Executive Officer, with the approval of the Compensation Committee, a portion of the bonus for Messrs. Kramer and Peabody may be paid on a quarterly basis during the year. The discretionary cash bonus is not benchmarked to a percentage of base salary, but is determined following a review of each executive’s individual performance and contribution to the Company’s tactical and strategic plans. In appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer. The Compensation Committee has not fixed a maximum payout for any officers’ annual discretionary bonus.

Long-Term Incentives

The Company believes that long-term performance is achieved through an ownership culture that incentivizes its executive officers through the use of stock-based awards. The Company’s stock option plans have been established to provide certain of its employees, including its executive officers, with incentives to help align those employees’ interests with the interests of the Company’s shareholders. The Compensation Committee believes that the use of stock-based awards offers the best approach to achieving its compensation goals. The Company has not adopted stock ownership guidelines, and, other than the Company’s broad-based Employee Stock Purchase Plan, its stock option plans have provided the principal method for its executive officers to acquire equity or equity-linked interests in the Company.

Options

The Company’s Stock Option Plan authorizes it to grant options to purchase shares of common stock to its employees. The goal of stock options is to create long-term incentives for key employees to maximize future performance of the Company. The Compensation Committee is the administrator of the Stock Option Plan. Stock option grants generally are made annually or at the commencement of employment. The Compensation Committee reviews and approves stock option awards to executive officers based upon a review of competitive compensation data, its expectation of future individual performance, a review of each executive’s existing long-term incentives and retention considerations. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of the Company’s Chief Executive Officer. In 2010, the named executive officers were awarded stock options in the amounts indicated in the section entitled “Grants of Plan Based Awards.” Stock options granted by the Company have an exercise price equal to the fair market value of the Common Stock on the day of grant, typically straight line vest 20% per annum based upon continued employment over a 5-year period, and generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended.

The Company’s 1997 and 2005 Director Stock Option Plans authorizes it to grant options to purchase shares of common stock to its directors who are not executive officers or employees. Peter J. Gundermann and David C. Burney comprise the stock option committee that administers the Director Stock Option Plans. Stock option grants generally are made during the 30-day period commencing one week after the issuance of a press release announcing the Company’s quarterly or annual results of operations. The Compensation Committee reviews and approves stock option awards to directors based upon a review of competitive compensation data, its assessment of individual performance and retention considerations. In 2010, each of Messrs. Boushie, Brady, Drenning, Keane and McKenna were awarded options under the Director Stock Option Plans to purchase 5,000 shares of Common Stock at an exercise price of $8.83 per share. These options vested in full on September 2, 2010 and terminate on March 2, 2020.

Employment Agreements

Mr. Gundermann serves as our President and Chief Executive Officer under an Employment Benefit Termination Agreement dated December 16, 2003. The agreement was effective as of December 16, 2003 and ends upon Mr. Gundermann’s attainment of age 70, unless earlier terminated in accordance with the terms of the agreement. Under this agreement, Mr. Gundermann receives an annual salary and annual bonuses as determined by the Compensation Committee. He is also eligible to participate in the Company’s employee benefit plans and to receive fringe benefits made generally available to our senior management.

In the event Mr. Gundermann’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, he will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of two times his then current annual base salary or two times his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of two years from the termination date, continue to be provided with an automobile or reimbursement of automobile expense. Mr. Gundermann has the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Mr. Gundermann will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of two years from the termination date, health, life and disability insurance coverage for which he was eligible during his employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs.

Messrs. Burney, Kramer and Peabody serve as officers of the Company under Employment Benefit Termination Agreements. The agreements end upon their attainment of age 70, unless earlier terminated in accordance with the terms of the agreement. Under these agreements, Messrs. Burney, Kramer and Peabody receive an annual salary and annual bonuses as determined by the Compensation Committee. They are also eligible to participate in the Company’s employee benefit plans and to receive fringe benefits made generally available to our senior management.

In the event Messrs. Burney, Kramer and Peabody’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, each will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of his then current annual base salary or his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of one year from the termination date, continue to be provided with an automobile or reimbursement of automobile expense if applicable. Messrs. Burney, Kramer and Peabody have the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Messrs. Burney, Kramer and Peabody will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of one year from the termination date, health, life and disability insurance coverage for which they were eligible during their employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of their services in the calendar year in which the termination occurs.

Under the agreements with Mr. Gundermann, Mr. Burney, Mr. Kramer and Mr. Peabody a “change in control” means and is deemed to have occurred if there is a transfer in one or more transactions, extending over a period of not more than 24 months, of Common Stock of the Company possessing 25% or more of the total combined voting power of all of the Company’s Common and Class B shares of Common Stock. A transfer shall be deemed to occur if shares of Common Stock are either transferred or made the subject of options, warrants or similar rights granting a third party the opportunity to acquire ownership or voting control of such Common Stock.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Committee”) determines the compensation of the Chief Executive Officer and other executive officers of the Company. The Committee is composed entirely of directors who are neither executive officers nor employees of the Company. In addition to determining the salary and bonus compensation for the Company’s executive officers, the Committee determines the grants under the Company’s Stock Option Plan and oversees the administration of other compensation plans and programs.

The Committee has reviewed the Compensation Discussion and Analysis contained elsewhere in this proxy statement and has discussed it with management. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

March 8, 2011

John B. Drenning, Chairman
Raymond W. Boushie
Kevin T. Keane
Robert J. McKenna

Summary Compensation Table

The following table sets for the cash compensation as well as certain other compensation earned by the Company’s Named Executive Officers during the year ended December 31, 2010. Such amounts do not reflect actual cash received by the Named Executive Officers (NEO) in 2010.

					Change in
					Pension
					Value and
					Non-Qualified
					Deferred
Name and Principal				Option	Compensation		All Other
Position	Year	Salary	Bonus	Awards(1)	Earnings		Compensation		Total

Peter J. Gundermann,	2010	$311,000	$180,000	$184,338	$186,536	(2)	$41,073	(3)	$902,947
President and Chief	2009	295,000	120,000	148,046	—		32,829		595,875
Executive Officer	2008	295,000	143,000	137,405	235,867		34,917		846,189
David C. Burney,	2010	$211,000	$97,000	$62,700	$—		$32,687	(4)	$403,387
Vice President — Finance	2009	200,000	69,000	50,205	—		30,774		349,979
and Chief Financial Officer	2008	200,000	76,000	46,572	—		35,927		358,499
James S. Kramer,	2010	$185,000	$37,914	$54,549	$—		$21,676	(5)	$299,139
Vice President(7)
Mark A. Peabody,	2010	$275,200	$166,085	$81,510	$—		$12,250	(6)	$535,045
Vice President(7)

(1)	The amounts reported in the “Option Awards” reflect the fair value on the grant date of the award. The total fair value of the option award is determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements. The amounts do not reflect the actual amount that may be realized by the executive officers. A discussion of the assumptions used in calculating these values is in Note 3 to the audited financial statements in the Astronics Corporation Annual Report on Form 10-K for the year ended December 31, 2010.

(2)	Represents the annual increase in the actuarial present value of accumulated benefits under our Supplemental Retirement Plan (SERP). The annual decrease in value occurring during 2009 was $215,485.

(3)	Represents personal use of company automobile, contributions to a medical reimbursement plan, personal financial planning and tax return preparation expense, gross up for income taxes related to benefits of $6,333 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company.

(4)	Represents club fees and dues, automobile allowance, contribution to a medical reimbursement plan, gross up for income taxes related to benefits of $3,949 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company.

(5)	Represents club fees and dues of $11,264, gross up for income taxes related to benefits of $4,804 and the contribution to the Company’s Profit Sharing/401K Plan made by the Company.

(6)	Represents the contribution to the Company’s Profit Sharing/401K Plan made by the Company.

(7)	No prior year data is included for Messrs. Peabody and Kramer as they were not NEOs prior to 2010.

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based awards granted in 2010 to the executives named in the summary compensation table. All options were granted pursuant to the Company’s 2001 Stock Option Plan.

		All Other Option Awards:		Exercise or Base
		Number of Securities		Price of Option	Grant Date
Name	Grant Date(1)	Underlying Options		Awardsper share	Fair Value(3)

Peter J. Gundermann,	December 2, 2010	14,700	(2)	$21.26	$184,338
President and Chief
Executive Officer
David C. Burney,	December 2, 2010	5,000	(2)	$21.26	$62,700
Vice President — Finance
and Chief Financial Officer
James S. Kramer,	December 2, 2010	4,350	(2)	$21.26	$54,549
Vice President
Mark A. Peabody,	December 2, 2010	6,500	(2)	$21.26	$81,510
Vice President

(1)	The grant date is the date the Compensation Committee of the Board of Directors meets to approve the awards.

(2)	The options vest at the rate of 20% per year commencing on December 2, 2010, and expire ten years after the date of grant.

(3)	Represents the full grant date fair value calculated in accordance with ASC Topic 718. The amounts do not reflect the actual amounts that may be realized by the executive officers. Assumptions used to calculate these amounts are included in Note 3 of the audited financial statements in Form 10-K for the year ended December 31, 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to the executives named in the summary compensation table relating to unexercised stock options, stock that has not vested, and equity incentive plan awards outstanding as of December 31, 2010:

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

Peter J. Gundermann,	10,313	—	$9.813	April 26, 2011
President and Chief	5,801	—	9.813	April 26, 2011
Executive Officer	11,555	—	8.178	January 25, 2012
	2,889	—	8.178	January 25, 2012
	33,547	—	4.263	January 24, 2013
	8,386	—	4.263	January 24, 2013
	40,800	—	4.392	February 19, 2014
	10,200	—	4.392	February 19, 2014
	44,000	—	4.072	December 14, 2014
	11,000	—	4.072	December 14, 2014
	20,000	—	5.200	February 18, 2015
	5,000	—	5.200	February 18, 2015
	25,000	—	7.864	December 13, 2015
	6,250	—	7.864	December 13, 2015

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

	11,568	2,892	13.888	December 12, 2016
	2,892	723	13.888	December 12, 2016
	4,008	2,672	31.848	December 19, 2017
	1,002	668	31.848	December 19, 2017
	14,976	22,464	7.880	December 9, 2018
	7,496	29,984	7.870	December 3, 2019
	—	14,700	21.260	December 2, 2020
David C. Burney,	1,242	—	$6.117	January 19, 2011
Vice President — Finance and	699	—	6.117	January 19, 2011
Chief Financial Officer	1,242	—	8.177	January 25, 2012
	311	—	8.177	January 25, 2012
	3,727	—	4.262	January 24, 2013
	932	—	4.262	January 24, 2013
	9,400	—	4.392	February 19, 2014
	2,350	—	4.392	February 19, 2014
	10,100	—	4.072	December 14, 2014
	2,525	—	4.072	December 14, 2014
	8,750	—	5.200	February 18, 2015
	2,188	—	5.200	February 18, 2015
	6,900	—	7.864	December 13, 2015
	1,725	—	7.864	December 13, 2015
	3,688	922	13.888	December 12, 2016
	922	231	13.888	December 12, 2016
	1,326	884	31.848	December 19, 2017
	332	221	31.848	December 19, 2017
	5,076	7,614	7.880	December 9, 2018
	2,542	10,168	7.870	December 3, 2019
	—	5,000	21.260	December 2, 2020
James S. Kramer,	5,467	—	$4.262	January 24, 2013
Vice President	1,367	—	4.262	January 24, 2013
	9,400	—	4.392	February 19, 2014
	2,350	—	4.392	February 19, 2014
	10,400	—	4.072	December 14, 2014
	2,600	—	4.072	December 14, 2014
	8,750	—	5.200	February 18, 2015
	2,187	—	5.200	February 18, 2015
	6,100	—	7.864	December 13, 2015
	1,525	—	7.864	December 13, 2015
	3,224	806	13.888	December 12, 2016
	806	201	13.888	December 12, 2016

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

	1,206	804	31.848	December 19, 2017
	301	201	31.848	December 19, 2017
	4,720	7,080	7.880	December 9, 2018
	2,350	9,400	7.870	December 3, 2019
	—	4,400	21.260	December 2, 2020
Mark A. Peabody,	15,000	—	$5.200	February 18, 2015
Vice President	3,750	—	5.200	February 18, 2015
	11,200	—	7.864	December 13, 2015
	2,800	—	7.864	December 13, 2015
	4,840	1,210	13.888	December 12, 2016
	1,210	303	13.888	December 12, 2016
	1,584	1,056	31.848	December 19, 2017
	396	264	31.848	December 19, 2017
	6,752	10,128	7.880	December 9, 2018
	3,368	13,472	7.870	December 3, 2019
	—	6,500	21.260	December 2, 2020

Options Exercised and Stock Vested

The following table sets forth information with respect to the executives named in the summary compensation table relating to the exercise of stock options, stock appreciation rights and similar rights, and the vesting of stock in connection therewith, in 2010:

	Option Awards
	Number of
	Shares	Value
	Acquired on	Realized on
Name	Exercise	Exercise

Peter J. Gundermann, President and Chief Executive Officer	19,220	$61,696
David C. Burney, Vice President — Finance and Chief Financial Officer	2,135	$6,853
James S. Kramer, Vice President	3,493	$55,483
Mark A. Peabody, Vice President	—	$—

Pension Benefits at December 31, 2010:

			Present Value of	Payment
		Number of Years	Accumulated	During Last
Name	Plan Name	Credited Service	Benefit ($)	Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)

Peter J. Gundermann, President and Chief Executive Officer	Astronics Corporation Supplemental Retirement Plan (SERP)	22	$1,007,291	—
	SERP-Retiree Medical, Dental and Long-Term Care	22	33,207	—
David C. Burney,		—	—	—
Vice President — Finance and Chief Financial Officer
James S. Kramer,		—	—	—
Vice President
Mark A. Peabody,		—	—	—
Vice President

The Company has a non-qualified supplemental retirement defined benefit plan for certain executives which targets a retirement benefit based on 65% of the three-year average compensation. The plan is unfunded and has no assets. SERP benefits are payable only to “retirement-eligible” participants, i.e., employees designated to participate in the SERP and each of whom, upon termination of employment, has attained age 65 with not less than 10 years of service (as defined) or at age 60 or later with a combined total of age and years of service equal to 90. As of March 24, 2011 Peter J. Gundermann was the only non-retired participant in the SERP.

The assumptions used to calculate the benefit obligation for the SERP are: Discount Rate 5.50%, Future Average Compensation Increases 5.00%. The assumptions used to calculate the benefit obligation for the SERP-Retiree Medical, Dental and Long-Term Care are: Discount Rate 5.50%, Future Average Healthcare Benefit Increases 10% for 2010 gradually decreasing to 5.00% in 2015 and years thereafter. The present value of the accumulated benefit is an actuarial calculation that assumes that the plan will remain in force and that participants will remain employed by the Company until age 65 with not less than 10 years of service (as defined) or until age 60 or later with a combined total of age and years of service equal to 90.

For purposes of illustration, the following tables show the estimated amounts of annual retirement income that would be payable at the present time under various assumptions as to compensation and years of service to employees who participate is the SERP. The amounts presented are subject to reduction for Social Security benefits and for Profit Sharing benefits earned under the Company’s Defined Profit Sharing/401k Plan. A discount factor applies for retirement-eligible participants who start to receive benefits before attaining age 65.

ESTIMATED UNFUNDED SUPPLEMENTAL RETIREMENT PLAN TABLE

	Years of Service
Three Year Average Compensation	10	15	20	25	30

200,000	$100,000	$110,000	$120,000	$130,000	$130,000
250,000	125,000	137,500	150,000	162,500	162,500
300,000	150,000	165,000	180,000	195,000	195,000
350,000	175,000	192,500	210,000	227,500	227,500
400,000	200,000	220,000	240,000	260,000	260,000
450,000	225,000	247,500	270,000	292,500	292,500
500,000	250,000	275,000	300,000	325,000	325,000

Non-Qualified Deferred Compensation

The Company does not have any non — qualified defined contribution or other plan that provides for the deferral of compensation.

Other Potential Post-Employment Payments

The Company has an Employment Benefit Termination Agreement with Mr. Gundermann, President and Chief Executive Officer and Mr. Burney, Vice President, Chief Financial Officer, Secretary and Treasurer, Mr. Kramer, Vice President and Mr. Peabody Vice President.

In the event Mr. Gundermann’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, he will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of two times his then current annual base salary or two times his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of two years from the termination date, continue to be provided with an automobile or reimbursement of automobile expense. Mr. Gundermann has the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, Mr. Gundermann will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of two years from the termination date, health, life and disability insurance coverages for which he was eligible during his employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs.

In the event Mr. Burney, Mr. Kramer or Mr. Peabody’s employment is terminated within two years following, or directly or indirectly in connection with or in anticipation of, a change in control of the Company, he will be entitled to receive (i) his salary and fringe benefits through the termination date and an amount equal to the greater of his then current annual base salary or his average annual base salary for the two years preceding the termination date, (ii) all vested benefits under any Company retirement, profit sharing or supplemental retirement plan in which he participates and (iii) for a period of one year from the termination date, continue to be provided with an automobile or reimbursement of automobile expense. They have the option to receive some or all of the foregoing salary and benefits in a lump sum payment. In addition to the benefits set forth above, upon a change in control, they will be entitled to (i) exercise all vested or unvested stock options held by him on the termination date within the one year period following the termination date, or in lieu thereof, receive the bargain element of such stock options in cash, (ii) continue to receive, for a period of one year from the termination date, health, life and disability insurance coverage for which he was eligible during his employment with the Company and (iii) receive payment for accrued but unused vacation prorated for the length of his services in the calendar year in which his termination occurs.

In the past, the Company has also paid severance benefits to salaried employees upon termination of employment. The eligibility for such payments, and the amount thereof, has been determined by the Company on a case by case basis.

Equity Compensation Plan Information

The following table sets forth the aggregate information of the Company’s equity compensation plans in effect as of December 31, 2010.

Number of Securities
Remaining for Future
	Number of Securities to be	Weighted Average	Issuance under Equity
	Issued upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding securities
	Warrants and Rights	Warrants and Rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,328,246	$8.85	1,171,243
Equity compensation plans not approved by security holders	—	—	—

Total	1,328,246	$8.85	1,171,243

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information concerning persons known to the Company to own more than 5% of the outstanding shares of Common Stock or Class B Stock and the number of shares and percentage of each class beneficially owned by each director, each executive officer named in the summary compensation table and by all directors and executive officers as a group as of February 28, 2011 (an asterisk indicates less than 1% beneficial ownership of the class):

	Shares of		Shares of
	Common Stock		Class B Stock
Name and Address of Owner(1)	Number	Percentage	Number	Percentage

Raymond W. Boushie(2)	21,500	*	4,125	*
Robert T. Brady(3)	93,739	1.1%	66,293	3.1%
David C. Burney(4)	72,743	*	19,221	*
John B. Drenning(5)	123,006	1.4%	128,218	5.9%
Peter J. Gundermann(6)	247,297	2.7%	157,354	7.2%
Robert J. McKenna(7)	38,451	*	25,180	1.2%
Kevin T. Keane(8)	381,780	4.3%	737,833	33.8%
James S. Kramer(9)	126,659	1.4%	71,928	3.3%
Mark A. Peabody(10)	68,005	*	14,567	*
BlackRock, Inc.(11)	590,191	6.7%	—	*
40 East 52nd Street
New York, NY 10022
NSB Advisors LLC(11)	2,416,001	27.5%	—	*
200 Westage Business Center Drive. Suite 228 Fishkill, NY 12524
Utility Service Holding Co., Inc.(11)	560,695	6.4%	—	*
PO Box 120 Warthen, GA 31094
All directors and executive officers as a group, (9 persons) (12)	1,173,180	12.6%	1,224,719	54.1%

(1)	The address for all directors and officers listed is: 130 Commerce Way, East Aurora, New York 14052.

(2)	Includes 16,500 shares of Common Stock and 1,875 shares of Class B Stock subject to options exercisable within 60 days.

(3)	Includes 39,440 shares of Common Stock and 7,611 shares of Class B Stock subject to options exercisable within 60 days.

(4)	Includes 52,751 shares of Common Stock and 11,282 shares of Class B Stock subject to options exercisable within 60 days.

(5)	Includes 39,440 shares of Common Stock and 7,611 shares of Class B Stock subject to options exercisable within 60 days.

(6)	Includes 216,674 shares of Common Stock and 44,730 shares of Class B Stock subject to options exercisable within 60 days.

(7)	Includes 25,500 shares of Common Stock and 4,125 shares of Class B Stock subject to options exercisable within 60 days.

(8)	Includes 139,148 shares of Common Stock and 32,537 shares of Class B Stock subject to options exercisable within 60 days and includes 58,879 shares of Common Stock and 45,754 shares of Class B Stock owned by

Mr. Kevin Keane’s spouse or held in a trust for the benefit of Mr. Kevin Keane’s spouse, as to which he disclaims beneficial ownership.

(9)	Includes 51,617 shares of Common Stock and 11,136 shares of Class B Stock subject to options exercisable within 60 days and includes 220 shares of Common Stock and 157 shares of Class B Stock owned by Mr. James Kramer’s spouse.

(10)	Includes 42,744 shares of Common Stock and 8,156 shares of Class B Stock subject to options exercisable within 60 days.

(11)	The beneficial ownership information is based solely upon Schedule 13G or 13G/A filed with the SEC as of December 31, 2010. NSB Advisors reports having no sole or shared voting power for 2,416,001 shares. NSB claims sole dispositive power for 2,416,001 shares.

(12)	Includes an aggregate of 623,814 shares of Common Stock and 129,063 shares of Class B Stock subject to options exercisable within 60 days.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, with the approval of the Board of Directors, has selected Ernst & Young LLP as the independent registered public accounting firm, to act as auditors of Astronics Corporation for 2011. All services provided on the Company’s behalf by Ernst & Young LLP during fiscal 2010 and 2009 were approved in advance by the Audit Committee. Representatives of Ernst & Young LLP are expected to attend the meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Audit Fees.  The following table sets forth the fees billed to the Company for the last fiscal year by the Company’s independent auditors, Ernst & Young LLP:

	2010	2009

Audit	$621,485	$705,865
Audit-related	—	220,186
Tax	—	16,520
All Other	—	—

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee may delegate to an Audit Committee member the authority to approve permitted services provided that the delegated member reports any decisions to the committee at its next scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3

ADOPTION OF THE ASTRONICS CORPORATION
2011 EMPLOYEE STOCK OPTION PLAN

Proposal

Our Board of Directors believes that stock options and other stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. Our Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a closer identification of the interests of such individuals with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The Company’s sole employee stock option plan, the 2001 Employee Stock Option Plan terminates by design in 2011, ten years from its inception. For the reasons stated above the Board of Directors is proposing the 2011 Employee stock Option Plan and recommending shareholders vote in favor of this plan which is in all material respects similar to the 2001 plan which it will be replacing.

Description of the Plan

The Plan is intended to advance the best interests of our Company, its affiliates, and our shareholders by providing those persons who have substantial responsibility for the management and growth of our Company and its affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its affiliates. The Plan will become effective upon shareholder approval and will continue for 10 years unless sooner terminated.

A summary of the principal features of the Plan is provided below, but is qualified in its entirety by reference to the full text of the Plan attached hereto as Appendix A.

Plan Share Limits

The maximum number of shares of our common stock issuable under the 2011 Employee Stock Option Plan is 500,000 Common shares. Shares are counted against the authorization only to the extent they are actually issued. Thus, shares which terminate by expiration, forfeiture, cancellation, or otherwise, are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant. Also, if the option price or tax withholding requirements of any award are satisfied by tendering shares to us, only the number of shares issued, net of the shares tendered, will be deemed issued under the 2011 Plan.

Type of Awards

The Compensation Committee may grant both incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”) under the 2011 Plan. In accordance with the requirements for ISOs set forth in the Internal Revenue Code (the “Code”), eligibility for ISOs is limited to employees of the Company and its subsidiaries. The exercise price for options cannot be less than the fair market value of our common stock on the date of grant. The latest expiration date cannot be later than the 10th anniversary of the date of grant (for an ISO, the 5th anniversary of the date of grant if the recipient is a more than 10% shareholder). Fair market value under the 2011 Plan means, unless otherwise determined by the Compensation Committee, the average of the opening and closing stock prices on the applicable date as reported by the Nasdaq Stock Market. The exercise price may be paid with cash or its equivalent, with previously acquired Common shares, or by other means approved by the Compensation Committee, including by means of a broker-assisted exercise. The number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Compensation Committee to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions, including, without limitation, distributions of stock or property other than normal cash dividends.

Administration

The Compensation Committee is responsible for administering the Plan and has the discretionary power to interpret the terms and intent of the Plan and any Plan-related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments, and guidelines. Determinations of the Compensation Committee made under the Plan are final and binding. The Compensation Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors. The Compensation Committee may also delegate to one or more of our officers the power to designate other employees (other than officers subject to Section 16 of the Securities Exchange Act of 1934, as amended) and third-party service providers to be recipients of awards.

Eligibility

Employees of the Company and its subsidiaries who are selected by the Compensation Committee are eligible to participate in the 2011 Plan.

Termination of Employment/Service

The Compensation Committee will determine how each award will be treated following termination of the holder’s employment with or service to our Company, including the extent to which unvested portions of the award will be forfeited and the extent to which stock options requiring exercise will remain exercisable.

Amendment of Awards or Plan and Adjustment of Awards

The Compensation Committee may at any time alter, amend, modify, suspend, or terminate the 2011 Plan or any outstanding award in whole or in part. No amendment of the 2011 Plan will be made without shareholder approval if shareholder approval is required by law. No amendment may adversely affect the rights of any participant without his or her consent under an outstanding award, unless specifically provided for in the 2011 Plan.

Additional Provisions

Neither ISOs nor, except as the Compensation Committee otherwise expressly determines, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient’s lifetime, an ISO and, except as the Compensation Committee may determine, other non-transferable awards requiring exercise, may be exercised only by the recipient.

If provided in the award agreement, a participant’s rights to an award may be subject to a participant agreeing to not compete with us or any of our subsidiaries, and to not solicit our business or employees. In addition, participants may be subject to non-disclosure and non-disparagement requirements. A breach of these restrictions may result in cancellation of awards or the recovery by us of gain realized under an award.

Certain Federal Income Tax Consequences

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local, or non-U.S. taxes.

ISOs An employee generally realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the employee. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee equal to the value of the shares at the time of exercise less the exercise price. The same amount is deductible by us as compensation, provided that income taxes are withheld from the employee. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the employee exercises an ISO and satisfies the holding period requirements, we may not deduct any amount in connection with the ISO.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NQSO. ISOs are also treated as NQSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

NQSOs An optionee generally has no taxable income at the time of grant of an NQSO, but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of shares acquired upon exercise over the exercise price. For employee optionees, the same amount is deductible by us as compensation, provided that income taxes are withheld from the employee. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which we are not entitled to a deduction.

Other Awards under the 2011 Plan may be subject to tax withholding. Where an award results in income subject to withholding, we may require the participant to remit the necessary taxes to us. If the Compensation Committee approves, participants may satisfy their tax withholding requirements by causing shares of our common stock to be withheld.

In general, under Section l62(m) of the Code, remuneration paid by a public corporation to its chief executive officer or any of its other top four named executive officers, ranked by pay, is not deductible to the extent it exceeds $1,000,000 for any year. Taxable payments or benefits under the Plan may be subject to this deduction limit. However, under Section l62(m) of the Code, qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder-approved plans and that meet certain other requirements, is exempt from the deduction limitation. The 2011 Plan has been designed so that the Compensation Committee in its discretion may grant qualifying exempt performance-based awards under the Plan.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of stock options and benefits paid under other awards in connection with a change in control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the corporation.

If any award granted under the 2011 Plan is considered deferred compensation under Code Section 409A, then certain requirements must be met to have the deferral be effective for federal tax purposes. These requirements include ensuring that any election to defer made by participants is done within the time period(s) permitted by Code Section 409A; limitations on distributions; and the prohibition of accelerating the time or schedule of any payment of deferred amounts except in circumstances permitted by the U.S. Treasury Department. If these requirements are not met, a participant will be immediately taxed on such purportedly deferred amounts, a penalty of 20% of such amounts deferred after December 31, 2004 will be imposed, and penalty interest will accrue at the underpayment rate plus 1%.

Other Information

If approved by stockholders, the 2011 Plan will be effective on May 5, 2011 and no awards will be made under the 2011 Plan after May 5, 2021. Any awards granted on or before May 5, 2021 may extend beyond the expiration or termination date.

The Plan provides that an award may not be transferred except in the event of the employee’s death or unless otherwise required by law. Other terms and conditions of each award will be set forth in award agreements, which can be amended by the Compensation Committee. Awards under the Plan may earn dividends or dividend equivalents, as determined by the Compensation Committee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE ASTRONICS CORPORATION 2011 EMPLOYEE STOCK OPTION PLAN.

PROPOSAL 4

SHAREHOLDER ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Company is presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse our pay program for named executive officers by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Exchange Act. While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

Proposed Resolution

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure as contained in this proxy statement.”

Supporting Statement

The Company’s executive compensation philosophy and program objectives are designed to attract, retain and motivate key individuals with competitive compensation. In addition, the Company seeks to implement and maintain compensation programs that align the interests of its executives with those of its shareholders. Although your vote is advisory and non-binding, the Board and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES, AND THE RELATED DISCLOSURE CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL 5

SHAREHOLDER ADVISORY VOTE ON THE FREQUENCY OF OUR SHAREHOLDER VOTE WITH RESPECT TO THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Company is presenting a proposal, which gives you as a shareholder the opportunity to inform the Company as to how often you wish the Company to include a proposal, similar to Proposal 4, in our proxy statement. This resolution is required pursuant to Section 14A of the Exchange Act. While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

Proposed Resolution

“RESOLVED, that the shareholders wish the company to include an advisory vote on the compensation of the Company’s named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, every:

•	one year

•	two years; or

•	three years.”

Supporting Statement

This proposal gives our shareholders the opportunity to express their views as to whether the non-binding advisory vote on our executive officer compensation practices should occur every one, two, or three years. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors will take into account the outcome of the vote when deciding the frequency of the non-binding advisory vote on our future executive officer compensation decisions.

We recommend that a non-binding advisory vote to approve the compensation of our executive officers as described in our annual proxy statements occur every three years. The Company believes that shareholder feedback every three years will be more useful as it will provide shareholders with a sufficient period of time to evaluate the overall compensation of the named executive officers, the components of that compensation and the effectiveness of that compensation. The triennial say-on-pay vote will provide shareholders with the benefit of assessing over a period of years whether the components of the compensation paid to the named executive officers have achieved positive results for the Company. We believe that holding this vote every three years will be the most effective timeframe because it will provide our Board of Directors and Compensation Committee with sufficient time to engage with our shareholders following each such vote, to understand any concerns our shareholders may have, and to implement any changes they deem appropriate in response to the vote results. In addition, one aspect of our executive compensation philosophy is the alignment of our executive officers’ long-term interests with those of our shareholders, and a vote every three years will provide shareholders with additional time to evaluate the effectiveness of our executive compensation philosophy as it relates to our performance. Nevertheless, although it is our current intention to hold such advisory vote every three years, we may determine that a different frequency is appropriate, either in response to the vote of our shareholders on this Proposal or for other reasons.

While we believe our recommendation is appropriate at this time, our shareholders are not voting to approve or disapprove our recommendation, but are instead asked to provide an advisory vote on whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every one, two or three years. The option among those choices that obtains a plurality of votes cast by the shares present or represented by proxy and entitled to vote at the Annual Meeting will be deemed to have received the advisory approval of our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE TO HOLD AN ADVISORY VOTE ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL 6

SHAREHOLDER PROPOSAL TO RECOMMEND THAT THE BOARD OF DIRECTORS TAKE ACTION TO CONVERT ALL CLASS B SHARES (CURRENTLY 10 VOTES PER SHARE) TO COMMON SHARES (CURRENTLY ONE VOTE PER SHARE)

Donald R. McIntyre and Alexandria J. McIntyre, 8 Sunrise Terrace, West Seneca, New York 14224-4514, who own over 5,000 shares of the Company’s stock, have advised that they intend to present the following resolution at the annual meeting. In accordance with the applicable proxy statement regulations, the proposed resolution and supporting statement, for which the Board of Directors and the Company accept no responsibility, are set forth below. Approval of the proposal would require a majority of the Class B shares and the Common Shares, voting together as a single class cast in person or by proxy at the annual meeting.

Shareholder Resolution

“This is to recommend that the Board of Directors take action to convert all Class B shares (currently 10 votes per share) to Common shares (currently one vote per share).”

Proponent’s Supporting Statement

‘‘Rationale for above proposal: This proposal which was submitted at the 2010 Annual Meeting of Shareholders, is being resubmitted because of the outstanding support it received from the outside shareholders. At this meeting the outside shareholders voted overwhelmingly to approve this proposal. Outside Common shareholder’s [sic] voted 2,432,942 for and 1,241,243 against this proposal. This is an outstanding approval of almost 2 to 1. The Class B outside shareholder’s [sic] did even better, approving this proposal 2,953,460 for and 1,203,100 against. This is an outstanding approval rating of well over 2 to 1. Unfortunately, the outside members of the Board of Directors continue to ignore the outside shareholders who they are supposed to represent. This shows their disdain for the ordinary shareholder who they want to invest in this Company, but whom they don’t want to hear from otherwise. Of the total votes cast against this approval in 2010, 83% came from the Executive Officers and the members of the Board of Directors. This group owns almost 50% of the Class B shares. This comes about when they own only 19% of equity, but control 39% of the votes. They talk about disenfranchising the Class B shareholder’s [sic] if this proposal passed, but any investor who invests in this Company is automatically disenfranchised because they cannot purchase Class B shares, but must purchase Common shares, [sic]”

Response of the Board of Directors

This proposal is virtually identical to the proposal which the same shareholders made in 2007, 2008, 2009 and 2010.

In last year’s vote the shareholders overwhelmingly rejected the McIntyres’ proposal: a total of 5,386,402 votes were cast in favor of the proposal, while 14,675,733 votes were cast against it (exclusive of abstentions and broker non-votes). The vote of the holders of the Class B Stock was even more lopsided, with 12,487,480 against the proposal and only 2,953,460 in favor.

As explained in prior proxy statements, in 1987 the Company’s shareholders approved an Amendment to its Certificate of Incorporation to establish a capital structure featuring two classes of common stock: Class B Stock (10 votes per share) and Common Stock (1 vote per share). The then shareholders, holding only one class of stock, voted in favor of the amendment and approved the creation of two classes of stock. Thereafter, as also explained in the 1987 proxy statement, the Company distributed the newly created Class B Stock to all holders of the Common Stock on a basis proportional to the then shareholders’ ownership of Common Stock. If the ownership of Class B

Stock becomes more concentrated in the hands of the executives and directors, it is because they elect not to sell the Class B Stock, the same right enjoyed by any other holder of the Class B Stock.

The Shareholders’ proposal asks that the Board of Directors “take action to convert all Class B shares (currently 10 votes per share) to Common shares (currently one vote per share).” At the 2011 Annual Meeting of Shareholders, the shares of Common Stock and Class B Stock will vote together as a class on the shareholders’ proposal. Since the Board lacks the authority on its own to convert the Class B Stock into Common Stock, in the manner the McIntyres’ propose, in the event that the shareholders approve the shareholders’ proposal, the Board believes that it would be obliged to consider an amendment to its Certificate of Incorporation to cancel or terminate the Class B Stock and convert it to, or exchange it for, Common Stock. Once considered and adopted by the Board of Directors, the suggested revision to the Certificate of Incorporation would then be submitted to the shareholders at a subsequent meeting.

It appears to the Board of Directors that the Company’s charter documents and the New York State Business Corporation Law, the governing statute applicable to New York corporations, require that the shareholders of the Class B Stock vote with the shareholders of Common Stock and, in addition, vote as a single class on the proposed amendment to the Certificate of Incorporation. Stated another way, the Class B shareholders by a majority vote would have to agree to an amendment to the Certificate of Incorporation by which their shares of Class B Stock would be converted to shares of Common Stock, thus consenting to the loss of 10 votes per share and, instead, accepting one vote per share.

Since the Class B shares voted overwhelmingly against virtually identical proposals in each of the last four years, the Board of Directors believes that the holders of the Class B Stock would be unlikely to support the surrender of their Class B shares in exchange for Common Stock. Shareholders should therefore vote against the proposal and avoid the Company’s pursuit of a meaningless exercise.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THE SHAREHOLDER PROPOSAL TO RECOMMEND THAT THE BOARD OF DIRECTORS TAKE ACTION TO CONVERT ALL CLASS B SHARES (CURRENTLY 10 VOTES PER SHARE) TO COMMON SHARES (CURRENTLY ONE VOTE PER SHARE).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During 2010, all executive officers and directors of the Company timely filed with the Securities Exchange Commission all required reports with respect to beneficial ownership of the Company’s securities.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
AND DIRECTOR INDEPENDENCE

The Company does not have written policies or procedures relating to the review, approval or ratification of related person transactions. Any such proposed transaction is submitted to the Board of Directors for approval.

John B. Drenning, a Director of the Company, is a partner in the law firm of Hodgson Russ LLP. During 2010, the Company incurred legal fees from Hodgson Russ LLP totaling $117,511.

PROPOSALS OF SHAREHOLDERS FOR 2012 ANNUAL MEETING

To be considered for inclusion in the proxy materials for the 2012 Annual Meeting of Shareholders, shareholder proposals must be received by the Company no later than November 24, 2011.

If a shareholder wishes to present a proposal at the Company’s 2012 Annual Meeting of Shareholders or to nominate one or more directors, and the proposal is not intended to be included in the Company’s proxy materials relating to that meeting, such proposal or nomination(s) must comply with the applicable provisions of the Company’s by-laws and applicable law. In general, the Company’s by-laws provide that with respect to a shareholder nomination for director, written notice must be addressed to the Secretary and be received by the Company no less than 60 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. For purposes of the Company’s 2012 Annual Meeting of Shareholders, such notice must be received not later than March 6, 2012 and not earlier than February 4, 2012. The Company’s by-laws set out specific requirements that such written notices must satisfy.

With respect to shareholder proposals (other than nominations for directors) that are not intended to be included in the Company’s proxy materials relating to the 2012 Annual Meeting of Shareholders, such proposals are subject to the rules adopted by the SEC relating to the exercise of discretionary voting authority unless notice of such a proposal is received by the Company no later than February 8, 2012.

OTHER BUSINESS

The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their judgment.

Copies of the 2010 Annual Report to Shareholders of Astronics Corporation have been mailed to shareholders. Additional copies of the Annual Report, as well as this Proxy Statement, Proxy Card(s), and Notice of Annual Meeting of Shareholders, may be obtained from Astronics Corporation, 130 Commerce Way, East Aurora, New York 14052. The enclosed proxy statement and 2010 Annual Report to Shareholders are available at http://proxy.astronics.com.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS, BENEFICIALLY OR OF RECORD ON MARCH 16, 2011, ON REQUEST TO SHAREHOLDER RELATIONS, ASTRONICS CORPORATION, 130 COMMERCE WAY, EAST AURORA, NEW YORK 14052. THE ANNUAL REPORT ON FORM 10-K MAY ALSO BE OBTAINED IN THE INVESTOR RELATIONS SECTION OF THE COMPANY’S WEBSITE: WWW.ASTRONICS.COM.

BY ORDER OF THE BOARD OF DIRECTORS

David C. Burney,
Secretary

East Aurora, New York
March 24, 2011

APPENDIX A

ASTRONICS CORPORATION
2011 EMPLOYEE STOCK OPTION PLAN

Section 1.  Purpose

The purpose of the 2011 Employee Stock Option Plan (the “Plan”) of ASTRONICS CORPORATION, a New York corporation (the “Company”), is to enable the Company to attract, retain, and motivate key employees responsible for the success and growth of the Company by offering selected officers and other key employees of the Company and its Subsidiaries an opportunity to purchase Shares of Company Stock. The Plan provides for the grant of Options to purchase Shares. Options granted under the Plan may include Non-Qualified Stock Options (“NQSOs”) as well as options that are intended to qualify as Incentive Stock Options (“ISOs”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends that Options granted pursuant to the Plan be exempt from Section 409A of the Code, and the Options granted will be so construed.

Certain capitalized terms used in this Plan are defined in Section 2.

Section 2.  Definitions

a. “Board” means the Board of Directors of the Company.

b. “Cause” has the meaning set forth in Section 6(i).

c. “Change in Control” means

i. The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after the merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to the merger, consolidation or other reorganization; or

ii. The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction will not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before the transaction, or if it is a Designated Exchange Transaction. A “Designated Exchange Transaction” is any reorganization, share exchange or other transaction so designated by the Board, following the occurrence of which (i) the Options remain outstanding or (ii) the Options are assumed by a surviving or new corporation and new options with substantially the same terms are substituted in accordance with Section 424(a) of the Code, and only to the extent permitted without subjecting such Options to Section 409A of the Code.

d. “Committee” means the Stock Option Committee of the Board, consisting of at least 2 Directors who are not eligible to participate in the Plan and who are appointed to the Committee by the Board.

e. “Director” means a member of the Board.

f. “Exercise Price” means the amount for which one Share may be purchased when an Option is exercised, as specified by the Committee in the applicable Stock Option Agreement.

g. “Fair Market Value” has the meaning set forth in Section 6(c).

h. “Option” means an ISO or NQSO granted under the Plan that entitles the holder to purchase Shares.

i. “Optionee” means a person who holds an Option.

j. “Share” means one share of Stock, as adjusted in accordance with Section 8 (if applicable).

k. “Stock” means the Common Stock or Class B Stock of the Company.

l. “Stock Option Agreement” means the agreement or other instrument between the Company and an Optionee that evidences and sets forth the terms, conditions and restrictions pertaining to the Optionee’s Option.

m. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan will be considered a Subsidiary commencing as of the date.

Section 3.  Administration

a. Stock Option Committee.  The Plan will be administered by the Committee. Subject to and not inconsistent with the provisions of the Plan, the Committee has the full authority and responsibility to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including the power to;

i. Determine and designate those employees selected to receive Options, the time at which each Option will be granted, and the number of Shares subject to each Option;

ii. Determine the time and manner of exercise, the duration of the exercise periods, and the exercise price of the Options granted;

iii. Prescribe, amend, or rescind any rules and regulations necessary or appropriate for the administration of the Plan;

iv. Correct any defect, supply any deficiency, and reconcile any inconsistency in the Plan or in any related Option or agreement; and

v. Make other determinations and take such other action in connection with the administration of the Plan as it deems necessary or advisable.

b. Delegation of Duties.  The Committee may direct appropriate officers of the Company to implement its rules, regulations and determinations and to execute and deliver on behalf of the Company such documents, forms, agreements and other instruments as are deemed by the Committee to be necessary for the administration and implementation of the Plan.

c. Interpretation of Plan.  The Committee has the power to interpret and construe the Plan and all related Options and agreements. All decisions, interpretations and determinations of the Committee with respect to the Plan will be final and binding on all Optionees and all persons deriving their rights from Optionees.

d. Indemnification.  Each member of the Board and the Committee is indemnified and held harmless by the Company against any cost or expense (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan to the extent permitted by applicable law. This indemnification is in addition to any rights of indemnification a member may have as a Director or otherwise under the by-laws of the Company or a Subsidiary, any agreement, any vote of shareholders or disinterested directors, or otherwise.

Section 4.  Eligibility

a. General Rule.  Options may be granted to full-time salaried officers and key employees of the Company or any Subsidiary.

b. Ten-Percent Stockholders.  An individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries (as determined in accordance with Section 424(d) of the Code) will not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) the Option by its terms is not exercisable after the expiration of 5 years from the date of grant.

Section 5.  Stock Subject to Plan

a. Basic Limitation.  Shares offered under the Plan may be authorized but unissued Shares or Shares reacquired by the Company. The aggregate number of Shares that may be issued under the Plan on exercise of Options may not exceed 500,000 Shares, subject to adjustment as provided in Section 8. The aggregate number of Shares that may be issued as ISOs is 500,000 Shares. The number of Shares that are subject to Options outstanding at any time under the Plan must not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, at all times will reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

b. Additional Shares.  If any outstanding Option expires, is canceled or otherwise terminates for any reason, the Shares allocable to the unexercised portion of that Option will be available again for purposes of the Plan. Shares which are used to pay the exercise price of an Option and Shares withheld to satisfy tax withholding obligations will not be available for further grants of Options under the Plan.

Section 6.  Terms and Conditions of Options

a. Stock Option Agreement.  Each grant of an Option under the Plan will be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option will be subject to terms and conditions that are consistent with the Plan and that the Board deems appropriate for inclusion in the Stock Option Agreement. The provisions of Stock Option Agreements entered into under the Plan need not be identical.

b. Number of Shares.  Each Stock Option Agreement will specify the number of Shares that are subject to the Option and will provide for the adjustment of that number in accordance with Section 8. The Stock Option Agreement also will specify whether the Option is an ISO or NQSO. However, if any portion of an Option does not meet the requirements to qualify as an ISO, that portion will be a NQSO.

c. Exercise Price.  Each Stock Option Agreement will specify the Exercise Price. The Exercise Price under any Option will be determined by the Committee in its sole discretion, except that the Exercise Price may not be less than 100% of the Fair Market Value of a Share on the date of grant, and any higher percentage required by Section 4(b).

For purposes of the Plan, “Fair Market Value” will be determined in the following manner:

i. If the Shares are then listed or admitted to trading on a nationally recognized U.S. securities exchange or such other regulated market, or reported on NASDAQ, the Fair Market Value will be determined with reference to the closing price of a Share on such exchange or on NASDAQ as of the last trading day on which the Shares were sold or reported prior to the date of grant.

ii. If the Shares are not then listed or admitted to trading on a nationally recognized U.S. securities exchange or such other regulated market, or reported on NASDAQ, the Fair Market Value will be determined by the Board, acting in good faith and in its sole discretion, subject to the applicable requirements, if any, of Section 409A of the Code. The determination of the Board will be conclusive and binding.

d. Limitation on Amount.  The aggregate Fair Market Value (determined with respect to each ISO as of the time the ISO is granted) of the Stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or any other ISO plan of the Company or any Subsidiary) may not exceed $100,000, or any higher value as may be permitted by 422(d) of the Code. To the extent the limitation is exceeded, the option or portions of the option that exceed the limit will be treated as NQSOs.

e. Withholding Taxes.  The Optionee will make such arrangements as the Committee may require for the satisfaction of any withholding tax obligations that may arise in connection with any taxable event concerning the Optionee that occurs as a result of this Plan. Subject to Section 7(b), the Optionee may pay any or all required withholding taxes by delivering to the Company shares of Stock already owned. The Company may authorize the Optionee to pay any or all required withholding taxes by directing that Shares otherwise deliverable upon exercise of an Option be withheld.

f. Exercisability.  Each Stock Option Agreement will specify when all or any installment of the Option becomes exercisable. The exercisability provisions of any Stock Option Agreement will be determined by the Committee in its sole discretion.

g. Accelerated Exercisability Upon Retirement.  Unless the applicable Stock Option Agreement provides otherwise, all of an Optionee’s Options will become exercisable in full upon the Optionee’s termination of employment due to retirement on or after the Optionee’s attainment of age 65 with 15 years of service with the Company or a Subsidiary.

h. Basic Term.  The Stock Option Agreement will specify the term of the Option. The Committee, in its sole discretion, will determine when an Option is to expire, except that the term may not exceed 10 years from the date of grant, and any shorter term required by Section 4(b).

i. Nontransferability.  No Option may be transferred by the Optionee other than by beneficiary designation, will or the laws of descent and distribution, except as may otherwise be determined by the Board with respect to NQSOs only. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative or, with respect to NQSOs only, by any permitted transferee of the Optionee or by that permitted transferee’s guardian or legal representative. No Option or interest in it may be pledged or hypothecated by the Optionee during the Optionee’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process. The Committee, in its sole discretion, may restrict transferability in any Stock Option Agreement further than otherwise provided in this subsection.

j. Termination of Employment (Except by Death).  If an Optionee’s employment terminates for any reason other than the Optionee’s death, then the Optionee’s Options will expire on the earliest of the following:

i. The expiration date determined pursuant to subsection (h) above;

ii. The date 90 days after the termination of the Optionee’s employment for any reason other than Cause or permanent disability within the meaning of Section 22(e)(3) of the Code (“Disability”);

iii. The date of the termination of the Optionee’s employment for Cause; or

iv. The date 12 months after the termination of the Optionee’s employment by reason of Disability.

Notwithstanding the provisions of subsection (j)(ii) above, and subject to subsection (h), the Committee in its sole discretion, may permit an Optionee to exercise his or her Options on a date more than 90 days after the termination of the Optionee’s employment for reasons other than Cause, Disability or Death. If the Option is exercised after that date, the exercised Option may not qualify for favorable tax treatment as an ISO.

For purposes of the Plan, “Cause” means (i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state, (iii) negligence or misconduct in the performance of Optionee’s duties or (iv) material breach of Optionee’s obligations under any agreement or arrangement with the Company, a Subsidiary or any affiliate thereof (including under the terms of any loan made to the Optionee).

The Optionee may exercise all or part of his or her Options at any time before the expiration of the Options under this subsection, but only to the extent that the Options had become exercisable before the Optionee’s employment terminated (or became exercisable as a result of the termination). If the Optionee dies after termination of employment but before the expiration of the Optionee’s Options, all or part of the Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired the Options directly from the Optionee by beneficiary designation, bequest or inheritance, or in the case of NQSOs only, by other transfer, if permitted, but in any event only to the extent that the Options had become exercisable before the Optionee’s employment terminated (or became exercisable as a result of the termination).

k. Leaves of Absence.  For purposes of subsection (j) above, a bona fide leave of absence will not be deemed a termination of employment if the leave was approved by the Company in writing and if continued crediting of service for this purpose is expressly required by the terms of the leave or by applicable law (as determined by the Company).

l. Death of Optionee.  If an Optionee dies while employed by the Company, then his or her Options expire on the earlier of the following dates:

i. The expiration date determined pursuant to subsection (h) above;

or

ii. The date 12 months after the Optionee’s death.

At any time before the expiration of the Options under the preceding sentence, all or part of the Optionee’s Options may be exercised by the executors or administrators of the Optionee’s estate or by any person who has acquired the Options directly from the Optionee by beneficiary designation, bequest or inheritance, or in the case of NQSOs only, by other transfer, if permitted, but in any event only to the extent that the Options had become exercisable before the Optionee’s death or became exercisable as a result of death.

m. No Rights as a Stockholder.  An Optionee, or a transferee of an Optionee, has no rights as a stockholder with respect to any Shares covered by an Option until the person becomes entitled to receive the Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of the Option.

n. Modification, Extension and Assumption of Options.  Within the limitations of the Plan, the Committee may modify or extend outstanding Options. However, without the consent of the Optionee, no modification may impair the Optionee’s rights or increase the Optionee’s obligations under the Option.

o. Restrictions on Transfer of Shares.  Any Shares issued on exercise of an Option will be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. The restrictions will be set forth in the applicable Stock Option Agreement and will apply in addition to any restrictions that may apply to holders of Shares generally. The Company will be under no obligation to sell or deliver Shares on exercise of Options under the Plan unless the Optionee executes an agreement giving effect to the restrictions in the form prescribed by the Company.

p. Additional Grants.  If otherwise eligible, and within the discretion of the Committee, an Optionee may be granted an additional Option or Options under this Plan or any other share option or purchase plan of the Company.

q. No Repricing.  Absent shareholder approval, neither the Committee nor the Board shall have any authority, with or without the consent of the affected Optionee, to “reprice” an Optionee’s Option in the event of a decline in the price of Company Stock after the date of its initial grant either by reducing the exercise price from the original exercise price or through cancellation of an outstanding Option in connection with regranting of a new Option at a lower price to the same individual. This paragraph may not be amended, altered or repealed by the Board or the Committee without approval of the shareholders of the Company.

r. No Reloading.  No Option shall provide for the automatic grant of replacement or reload Options upon the Optionee exercising the Option and paying the Exercise Price by tendering Shares of Company Stock, net exercise or otherwise. This paragraph may not be amended, altered or repealed by the Board or the Committee without approval of the shareholders of the Company.

s. Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.  Each Stock Option Agreement with respect to an ISO will require the Optionee to notify the Company of any disposition of Shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) within ten days of such disposition.

t. Option Recoupment Pursuant to Compensation Recovery Policy.  All Options granted under this Plan are subject to recoupment pursuant to any compensation recovery policy now or hereafter adopted by the Company, and the acceptance of any Option grant and the exercise of any Option are deemed to be agreement by the Optionee to the terms of such policy or policies.

Section 7.  Payment for Shares

a. General Rule.  The entire Exercise Price of Shares issued under the Plan is payable in cash or cash equivalents when the Shares are purchased, except as otherwise provided in this Section.

b. Surrender of Stock.  All or any part of the Exercise Price, plus the amount of any withholding taxes for which such payment is permitted by the Company, may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee and that are acceptable to the Committee. These Shares will be surrendered to the Company in good form for transfer and will be valued at their Fair Market Value on the date the Option is exercised. The Optionee will not surrender, or attest to the ownership of, Shares in payment of the Exercise Price or any withholding taxes if the Committee determines that action would result in adverse accounting consequences for the Company.

c. Exercise/Sale.  Payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

d. Exercise/Pledge.  Payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge the Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

Section 8.  Adjustment of Shares

a. Adjustment for Change in Capitalization.  If the outstanding shares of Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the Committee will make such appropriate and proportionate adjustments as it deems necessary or appropriate in one or more of (i) the number of Shares specified in Section 5, (ii) the number of Shares covered by each outstanding Option and (iii) the Exercise Price under each outstanding Option.

b. Other Adjustments.  Except as may otherwise be provided in any applicable Stock Option Agreement, in the event of any transaction or event described in Section 8(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate with respect to any Options granted under the Plan to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate (except for any action which would subject affected Options to, or result in a violation of, Section 409A of the Code), is hereby authorized to take any one or more of the following actions prior to the occurrence of such transaction or event:

i. To provide for either (A) cancellation of outstanding Options in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise such Options (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 8(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Options, then such Options may be cancelled by the Company without payment) or (B) the replacement of such Options with other rights or property selected by the Committee in its sole discretion;

ii. To provide that outstanding Options be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

iii. To make adjustments in the number and type of Shares of Company Stock subject to outstanding Options and/or in the terms and conditions (including the grant and exercise price) of outstanding Options and options which may be granted in the future;

iv. To provide that outstanding Options will be exercisable or fully vested with respect to all Shares covered thereby; and

v. To provide that outstanding Options cannot vest or be exercised after such event.

c. Reservation of Rights.  Except as provided in this Section, an Optionee has no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will not affect, and no adjustment by reason of it will be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

Section 9.  Securities Law Requirements

Shares may not be issued under the Plan unless the issuance and delivery of these Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated under it, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities then may be traded.

Section 10.  No Retention Rights

Nothing in the Plan or in any Option granted under the Plan will confer on the Optionee any right to continue in the employ of the Company for any period of time or will interfere with or otherwise restrict the rights of the Company (or any Subsidiary) or of the Optionee, which rights are expressly reserved by each, to terminate his or her employment at any time and for any reason.

Section 11.  Duration and Amendments

a. Term of the Plan.  Subject to the approval of the Company’s shareholders, the Plan is effective as of March 8, 2011, the date of its adoption by the Board. If the shareholders fail to approve the Plan within 12 months after its adoption by the Board, any grants of Options that have already occurred will be rescinded, and no additional grants will be made. The Plan will terminate automatically on March 8, 2021, 10 years after its adoption by the Board, and may be terminated on any earlier date pursuant to subsection (b) below.

b. Right to Amend or Terminate the Plan.  The Board or the Committee may amend, suspend or terminate the Plan at any time and for any reason. However, any amendment of the Plan that increases the number of Shares available for issuance under the Plan (except as provided in Section 8) or materially changes the class of persons who are eligible for the grant of Options, and any amendment to the repricing provision of Section 6(q) or the reloading provision of Section 6(r), is subject to the approval of the Company’s shareholders. Shareholder approval will not be required for any other amendment of the Plan.

c. Effect of Amendment or Termination.  No Shares will be issued or sold under the Plan after its termination, except on exercise of an Option granted prior to the termination. No amendment, suspension, or termination of the Plan will, without the consent of the holder, alter or impair any rights or obligations under any Option previously granted under the Plan.

Section 12.  Applicable Law

The Plan and all Options granted under it will be construed and interpreted in accordance with, and governed by, the laws of the State of New York, other than its laws regarding choice of law.

Section 13.  Section 409A

All Options granted under this Plan are intended to be exempt from Section 409A of the Code and will be construed accordingly. Notwithstanding any other provision of the Plan, the Committee reserves the right to unilaterally amend or modify any Stock Option Agreement under the Plan to the minimum extent necessary so that any Option granted qualifies for an exemption under Section 409A of the Code. However, the Company will not be liable to any Optionee or beneficiary with respect to any benefit related adverse tax consequences arising under Section 409A or other provision of the Code.

Section 14.  Execution

To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute it this           day of          , 2011.

ASTRONICS CORPORATION

By:

Its:

You’re Invited to the ANNUAL SHAREHOLDERS’ MEETING THURSDAY, MAY 5, 2011, 10:00 A.M. Astronics Corporation 130 Commerce Way East Aurora, New York Few people care to attend the Annual Shareholders’ Meeting since they are formal and legalistic, or perhaps because they are not invited. WE ARE INVITING YOU. This is your company and we would like to have you come and meet us, get to know us and enjoy yourself. Generally, the meeting takes one hour. 130 Commerce Way, East Aurora, NY 14052 Phone 716-805-1599 Fax 716-805-1286 Signature of Shareholder Date: Signature of Shareholder Date: Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4: 1. Election of Directors O Raymond W. Boushie O Robert T. Brady O John B. Drenning O Peter J. Gundermann O Kevin T. Keane O Robert J. McKenna 2. Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2011. 3. To consider and vote upon the adoption of the 2011 Employee Stock Option Plan. 4. To seek your advisory vote on executive compensation programs as disclosed in the Compensation DIscussion and Analysis section of the Proxy Statement. The Board of Directors recommends you vote 3 YEARS on proposal 5: 5. The company seeks shareholders’ input on the frequency of future stockholder advisory votes on executive compensation programs. The Board of Directors recommends you vote AGAINST proposal 6: 6. To consider and vote upon a shareholder proposal recommending the Board of Directors take action to convert all Class B shares (currently 10 votes per share) to Common shares (currently one vote per share). 7. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE I plan to attend the Annual meeting..Ple.as.e d.et.ac.h a.nd. m.ail. in. the. e.nv.elo.pe. pr.ov.ide.d. . . To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 20633300403000001000 9 050511 FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 3 years 2 years 1 year ABSTAIN

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://proxy.astronics.comASTRONICS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Kevin T. Keane and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Class B of Astronics Corporation held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on May 5, 2011, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse, all in accordance with and as more fully described in the accompanying Proxy Statement. It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting. This proxy when properly executed will be voted in the manner directed therein by the undersigned. If no other indication is made this proxy will be voted “FOR” Proposals 1, 2, 3, 4, and “AGAINST” Proposal 6. With regard to proposal 5, the proxy will be voted for “3 YEARS”. (Continued and to be signed on the reverse side.)

You’re Invited to the ANNUAL SHAREHOLDERS’ MEETING THURSDAY, MAY 5, 2011, 10:00 A.M. Astronics Corporation 130 Commerce Way East Aurora, New York Few people care to attend the Annual Shareholders’ Meeting since they are formal and legalistic, or perhaps because they are not invited. WE ARE INVITING YOU. This is your company and we would like to have you come and meet us, get to know us and enjoy yourself. Generally, the meeting takes one hour. 130 Commerce Way, East Aurora, NY 14052 Phone 716-805-1599 Fax 716-805-1286 Signature of Shareholder Date: Signature of Shareholder Date: Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4: 1. Election of Directors O Raymond W. Boushie O Robert T. Brady O John B. Drenning O Peter J. Gundermann O Kevin T. Keane O Robert J. McKenna 2. Ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2011. 3. To consider and vote upon the adoption of the 2011 Employee Stock Option Plan. 4. To seek your advisory vote on executive compensation programs as disclosed in the Compensation DIscussion and Analysis section of the Proxy Statement. The Board of Directors recommends you vote 3 YEARS on proposal 5: 5. The company seeks shareholders’ input on the frequency of future stockholder advisory votes on executive compensation programs. The Board of Directors recommends you vote AGAINST proposal 6: 6. To consider and vote upon a shareholder proposal recommending the Board of Directors take action to convert all Class B shares (currently 10 votes per share) to Common shares (currently one vote per share). 7. In their discretion, the proxies are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE I plan to attend the Annual meeting. X Pleas.e d.et.ac.h a.nd. m.ail. in. the. e.nv.elo.pe. pr.ov.ide.d. . . To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 20633300403000001000 9 050511 FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 3 years 2 years 1 year ABSTAIN

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://proxy.astronics.comASTRONICS CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Kevin T. Keane and John B. Drenning, and each of them, attorneys and proxies each with full power of substitution, to vote all shares of Common Stock of Astronics Corporation held by the undersigned and entitled to vote at the Annual Meeting of Shareholders to be held on May 5, 2011, and at all adjournments thereof, in the transaction of such business as may properly come before the meeting, and particularly the matters stated on the reverse, all in accordance with and as more fully described in the accompanying Proxy Statement. It is understood that this proxy may be revoked at any time insofar as it has not been exercised and that the shares may be voted in person if the undersigned attends the meeting. This proxy when properly executed will be voted in the manner directed therein by the undersigned. If no other indication is made this proxy will be voted “FOR” Proposals 1, 2, 3, 4, and “AGAINST” Proposal 6. With regard to proposal 5, the proxy will be voted for “3 YEARS”. (Continued and to be signed on the reverse side.)